As filed with the Securities and Exchange Commission on May 14, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	61-1770902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
8501 Williams Road
Estero, Florida 33928
(239) 301-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Katherine Lee Martin
Executive Vice President, General Counsel, and Corporate Secretary
8501 Williams Road
Estero, Florida 33928
(239) 301-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Richard D. Truesdell, Jr.
Pedro J. Bermeo
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If the Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement contains two prospectuses:
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a base prospectus which covers the offering, issuance and sale by us of an indeterminate amount of our common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts, stock purchase units, subscription rights and/or units from time to time in one or more offerings; and

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an equity distribution agreement prospectus that covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $250,000,000 of shares of our common stock that may be issued and sold from time to time under an equity distribution agreement with Jefferies LLC, Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC and Truist Securities, Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares of common stock covered by the equity distribution agreement prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the equity distribution agreement are specified in the equity distribution agreement prospectus that immediately follows the base prospectus.

PROSPECTUS
HERTZ GLOBAL HOLDINGS, INC.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
Subscription Rights
Units
Hertz Global Holdings, Inc. may offer from time to time common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts, stock purchase units, subscription rights and units, together or separately, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of offering.
We will provide the specific terms of any securities we actually offer for sale in one or more supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus.
You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our securities. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer and sell the securities directly to you, through agents we select, or through underwriters or dealers we select. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in the prospectus supplement.
Our common stock and our warrants to purchase our common stock are traded on the Nasdaq Global Select Market under the symbols “HTZ” and “HTZWW,” respectively.
Investing in our securities involves risks. See the “Risk Factors” section on page 5 of this prospectus. You should carefully consider these risk factors and other risks before investing in any of our securities.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of the prospectus is May 14, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to offer and sell an indeterminate amount common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts, stock purchase units, subscription rights and/or units. More specific terms of any securities that we offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information and Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus and any applicable prospectus supplement, as referred to under “Where You Can Find More Information and Incorporation by Reference,” and you may obtain copies of those documents as described below.
In this prospectus, the term “Hertz Global,” “we,” “us” and “our” refer to Hertz Global Holdings, Inc., and its consolidated subsidiaries, unless the context otherwise requires or indicates.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), filed with the SEC on February 18, 2025 (excluding solely, for the avoidance of doubt, the consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income (loss), consolidated statements of changes in stockholder’s equity (deficit) and consolidated statements of cash flows of The Hertz Corporation appearing on pages 90 – 95 of the 2024 Annual Report and the related reports of independent registered public accounting firm of Ernst & Young LLP appearing on pages 80 – 83 of the 2024 Annual Report);

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 (the “2025 Q1 Quarterly Report”) filed with the SEC on May 12, 2025 (excluding solely, for the avoidance of doubt, the condensed consolidated balance sheets, condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss), condensed consolidated statements of changes in stockholder’s equity (deficit) and condensed consolidated statements of cash flows of The Hertz Corporation appearing on pages 8 – 13 of the 2025 Q1 Quarterly Report);

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the portions of our Proxy Statement on Schedule 14A filed with the SEC on April 8, 2025 incorporated by reference into the 2024 Annual Report; and

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our Current Reports on Form 8-K, filed on March 12, 2025, March 18, 2025, March 24, 2025 and May 9, 2025.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Hertz Global Holdings, Inc.
8501 Williams Road
Estero, Florida 33928
Attention: Legal Department
(239) 301-7000
Documents may also be available on our website at http://ir.hertz.com. Information contained on our website does not constitute part of this prospectus.

HERTZ GLOBAL HOLDINGS, INC.
Hertz Holdings was incorporated in Delaware in 2015 to serve as the top-level holding company for Rental Car Intermediate Holdings, LLC, which wholly owns The Hertz Corporation (“Hertz”), Hertz Global’s primary operating company. Hertz was incorporated in Delaware in 1967 and is a successor to corporations that have been engaged in the vehicle rental and leasing business since 1918.
We operate our vehicle rental business globally primarily through the Hertz, Dollar and Thrifty brands from company-operated and franchisee locations in the United States, Europe, Africa, Asia, Australia, Canada, the Caribbean, Latin America, the Middle East and New Zealand. We also sell vehicles through Hertz Car Sales.

RISK FACTORS
Investing in our securities involves risks. See the “Risk Factors” sections of the 2024 Annual Report and the 2025 Q1 Quarterly Report, as updated by our Current Reports on Form 8-K, and any other reports that we may file from time to time with the SEC, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. You should carefully consider these risk factors and other risks before investing in any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, prospects or results of operations could be adversely affected. In that event, the market price of our common stock or other securities could decline, and you could lose part or all of your investment. Some statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement constitute forward-looking statements. See “Special Note About Forward-Looking Statements” and “Where You Can Find More Information and Incorporation by Reference.”

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable pricing supplement include “forward-looking statements.” Forward-looking statements are identified by words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” “guidance” or similar expressions, and include information concerning our liquidity, our results of operations, our business strategies, economic and industry conditions and other information. These forward-looking statements are based on certain assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors. We believe these judgments are reasonable, but you should understand that these forward-looking statements are not guarantees of future performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K.
Important factors that could affect our actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things, those that may be disclosed from time to time in reports filed with or furnished to the SEC, those described in this prospectus under “Risk Factors” and the following, which also summarizes the principal risks of our business:
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mix of program and non-program vehicles in our fleet, which can lead to increased exposure to residual value risk upon disposition;

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the potential for residual values associated with non-program vehicles in our fleet to decline, including suddenly or unexpectedly, or fail to follow historical seasonal patterns;

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our ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including upon any disruptions in the global supply chain;

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our ability to effectively dispose of vehicles, at the times and through the channels, that maximize our returns;

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the age of our fleet and its impact on vehicle carrying costs and customer service scores, as well as on our ability to sell vehicles at acceptable prices and times;

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disruptions in the supply chain, including in connection with any increases in tariffs or changes in tariff policies or trade agreements;

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whether a manufacturer of our program vehicle fulfills its repurchase obligations;

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the frequency or extent of manufacturer safety recalls;

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levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;

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seasonality and other occurrences that disrupt rental activity during our peak periods, including in critical geographies;

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our ability to accurately estimate future levels of rental activity and adjust the number, location and mix of vehicles used in our rental operations accordingly;

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our ability to implement our business strategy or strategic transactions, including our ability to implement plans to support a modern mobility ecosystem;

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our ability to achieve cost savings and normalized depreciation levels, as well as revenue enhancements from our profitability initiatives and other operational programs;

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our ability to adequately respond to changes in technology impacting the mobility industry;

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significant changes in the competitive environment and the effect of competition in our markets on rental volume and pricing;

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our reliance on third-party distribution channels and related prices, commission structures and transaction volumes;

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our ability to offer services for a favorable customer experience, and to retain and develop customer loyalty and market share;

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our ability to maintain our network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;

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our ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;

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our ability to attract and retain effective front-line employees, senior management and other key employees;

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our ability to effectively manage our union relations and labor agreement negotiations;

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our ability to manage and respond to cybersecurity threats and cyber attacks on our information technology systems or those of our third-party providers;

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our ability, and that of our key third-party partners, to prevent the misuse or theft of information we possess, including as a result of cyber attacks and other security threats;

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our ability to evaluate, maintain, upgrade and consolidate our information technology systems;

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our ability to comply with current and future laws and regulations in the U.S. and internationally regarding data protection, data security and privacy risks;

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risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws, and our ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;

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risks relating to tax laws, including those that affect our ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;

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our ability to utilize our net operating loss carryforwards;

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our exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise, including material litigation;

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the potential for adverse changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to environmental matters, optional insurance products or policies, franchising and licensing matters, the ability to pass-through rental car related expenses or taxes, among others, that affect our operations, our costs or applicable tax rates;

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the risk of an impairment of our long-lived assets, which risk could be impacted by, among other things, the timing of our fleet rotation;

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our ability to recover our goodwill and indefinite-lived intangible assets when performing impairment analysis;

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the potential for changes in management’s best estimates and assessments;

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our ability to maintain an effective compliance program;

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the availability of earnings and funds from our subsidiaries;

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our ability to comply, and the cost and burden of complying, with corporate and social responsibility regulations or expectations of stakeholders, and otherwise advance our corporate responsibility priorities;

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the availability of additional, or continued sources, of financing at acceptable rates for our revenue earning vehicles and to refinance our existing indebtedness, and our ability to comply with the covenants in the agreements governing our indebtedness;

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the extent to which our consolidated assets secure our outstanding indebtedness;

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volatility in our share price, our ownership structure and certain provisions of our charter documents, which could, among other things, negatively affect the market price of our common stock;

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our ability to implement an effective business continuity plan to protect the business in exigent circumstances;

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our ability to effectively maintain effective internal control over financial reporting; and

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our ability to execute strategic transactions.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, including, among other possible uses, the repayment or repurchase of debt obligations. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock and provisions of our second amended and restated certificate of incorporation (“Certificate of Incorporation”) and third amended and restated by-laws (the “Bylaws”) are summaries of their material terms and provisions and are qualified in their entirety by reference to such complete documents, copies of which are publicly available through our filings with the SEC. See “Where You Can Find Additional Information and Incorporation by Reference.” When we offer to sell these securities, we will summarize in a prospectus supplement the particular terms of such securities that we believe will be the most important to your decision to invest in such securities. As the terms of such securities may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus.
Overview
Our Certificate of Incorporation authorizes 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2025, 307,976,901 shares of our common stock were outstanding and no shares of preferred stock were outstanding.
Common Stock
Dividend Rights.   Subject to limitations under Delaware law, preferences that may apply to any outstanding shares of preferred stock, and contractual restrictions, holders of our common stock are entitled to receive ratably dividends or other distributions when and if declared by the board of directors. In addition to such restrictions, whether any future dividends are paid will depend on decisions that will be made by the board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects. The ability of the board of directors to declare dividends also will be subject to the rights of any holders of outstanding shares of our preferred stock and the availability of sufficient funds under the General Corporation Law of the State of Delaware (“DGCL”) to pay dividends.
Liquidation Rights.   In the event of any liquidation, dissolution or winding up of Hertz, the holders of our common stock will be entitled to share in the net assets of Hertz available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding class of our preferred stock.
Preemptive Rights.   Pursuant to our Certificate of Incorporation, the holders of our common stock have no preemptive rights.
Voting Rights.   Subject to the rights of the holders of any series of our preferred stock, each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. The holders of our common stock will not have cumulative voting rights.
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “HTZ.” Computershare, Inc. is the transfer agent for our common stock.
Preferred Stock
Under our Certificate of Incorporation, our board of directors has the authority, without further vote or action by the stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the number of shares of any class or series of preferred stock and to determine its voting powers, designations, preferences or other rights and restrictions. The issuance of preferred stock could adversely affect the rights of holders of common stock or impede the completion of a merger, tender offer or other takeover attempt.
Certain Anti-Takeover Effects of our Certificate of Incorporation, Bylaws and Delaware Law
Delaware Business Combinations Statute.   We have elected not to be governed by Section 203 of the DGCL regulating corporate takeovers that, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with an “interested stockholder” (as defined below) for a period of three years following the time that such stockholder became an interested stockholder. Section 203 of the DGCL defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer pledge or other disposition of 10% or more of the assets of the corporation in a transaction involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.
Board of Directors.   Our Certificate of Incorporation and our Bylaws provide that the number of directors will be fixed by the board of directors from time to time. Our board of directors is classified into three classes of directors and, as a result, in most circumstances, a person can gain control of our board by successfully engaging in a proxy contest at two or more annual meetings. Under our Bylaws, at all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast will be sufficient to elect a director. Under our Certificate of Incorporation and our Bylaws, a vote of a majority of all the outstanding capital stock entitled to vote at an election of directors is required to remove a director but only for cause, and the Board may fill the resulting vacancy, except that whenever the holders of one or more series of the preferred stock have the right, voting separately by class or series, to nominate or elect one or more directors, the removal of such directors will be governed by the terms of such series of the preferred stock as set forth in our Certificate of Incorporation. Vacancies resulting from newly created directorships by reason of an increase in the size of the board of directors or from death, resignation, retirement, disqualification, removal or other cause will be filled by a majority vote of the board of directors, even if less than quorum, or by a sole remaining director (and not stockholders). These provisions may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by this removal with its own nominees.
Advance Notice Procedures.   Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at a meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws will not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.
Action by Written Consent; Special Meetings of Stockholders.   Our Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Certificate of Incorporation and our Bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called at any time only by or at the direction of our board of directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Company would have if there were no vacancies; or by one or more stockholders holding not less than 25% of the voting power of all shares of the Company entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of our board of directors for that purpose, must be called by 50% or more of the voting power of all shares of the Company entitled to vote), who shall demand such special meeting by written notice given to our Board of directors specifying the purpose or purposes of such meeting.

Authorized but Unissued Shares.   Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to the rules and regulations of any applicable stock exchange or similar rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.
Limitations on Directors’ Liability.   Our Certificate of Incorporation contains a provision eliminating the personal liability of our directors to us or any of its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by applicable law.
Indemnification of Officers and Directors.   Our Certificate of Incorporation and our Bylaws contain provisions generally providing for indemnification and prepayment of expenses to our directors and officers to the fullest extent permitted by applicable law.
Business Opportunities.   In recognition that our investors and their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries may serve as our directors and/or officers and that our investors may engage in similar activities or lines of business that we do, our Certificate of Incorporation provides for the allocation of certain business opportunities between us and our investors. Specifically, none of our investors or any officer, director, agent, stockholder, member, partner or affiliate of an investor has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any investor acquires knowledge of a potential transaction or matter which may be a business opportunity for itself and us, we will not have any expectancy in such business opportunity, and the investor will not have any duty to communicate or offer such business opportunity to us and may pursue or acquire such business opportunity for itself or direct such opportunity to another person. In addition, if a director or officer of us who is also an officer, director, agent, stockholder, member, partner or affiliate of any investor acquires knowledge of a potential transaction or matter which may be a business opportunity for us and an investor, we will not have any expectancy in such business opportunity unless such business opportunity is expressly offered to such person solely in his or her capacity as a director or officer of us.
No such person shall be liable to us or any of our subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us or our subsidiaries.
These provisions of our Certificate of Incorporation are permitted by Section 122 of the DGCL, and, accordingly, we and all of our stockholders are subject to them.
Transactions with Interested Directors or Officers.   The DGCL provides that a contract or transaction in which one or more of our directors or officers has a financial interest will not be void or voidable solely because a director or officer is interested, or solely because the director or officer is present at or participates in the meeting which authorizes the contract or transaction, or solely because such person’s votes are counted for such purpose if:
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the material facts as to such person’s or persons’ relations or interest as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors, even though the number of disinterested directors may be less than a quorum; or

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the material facts as to such person’s or person’s relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

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the contract or transaction is fair as to us as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

Exclusive Forum
Our Certificate of Incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware (together with the Court of Chancery, the “Delaware Courts” and, individually, a “Delaware Court”)) will be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws, (d) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery, or (e) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (e) above, any claim (i) as to which such Delaware Court determines that there is an indispensable party not subject to the jurisdiction of such Delaware Court (and the indispensable party does not consent to the personal jurisdiction of such Delaware Court within ten days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Courts, or (iii) for which the Delaware Courts do not have subject matter jurisdiction.
Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. In addition, our Certificate of Incorporation provides that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the foregoing provisions. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between Hertz Global and the trustee identified in the applicable prospectus supplement. The form of the indenture has been filed as an exhibit to this registration statement and we urge you to read the indenture and any supplement thereto because these documents, and not this summary, define your rights as a holder of debt securities.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions, if applicable);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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whether we will be obligated to pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making such payment;

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restrictions on transfer, sale, assignment or conversion, if any;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture applicable to such debt securities;

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any addition to, deletion of or change in the events of default described in this prospectus or in the indenture applicable to such debt securities and any change in the acceleration provisions described in this prospectus or in the indenture applicable to the debt securities;

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the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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any addition to, deletion of or change in the remedies for holders of the debt securities described in this prospectus or in the indenture applicable to such debt securities;

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the right to make any changes to the indenture or the terms of the debt securities by us and what approval, if any, will be required from the holders of the debt securities;

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any addition to, deletion of or change in the terms of any defeasance or satisfaction and discharge provisions applicable to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the terms and conditions of such conversion or exchange, including the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms which may be required by us or be advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares from time to time. The following description summarizes the general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The specific terms relating to any depositary shares that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific depositary shares offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable deposit agreement, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of those depositary shares, as well as our amended and restated certificate of incorporation or any certificate of designation relating to the applicable series of preferred stock.
General
We may, at our option, elect to offer fractional interests in shares of a series of preferred stock as depositary shares, rather than full shares of preferred stock. In such event, we will issue depositary receipts for those depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the related prospectus supplement.
Shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in a prospectus supplement, under a deposit agreement between us and the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all of the rights, preferences and privileges of the preferred stock represented thereby (including dividend, voting, conversion, exchange, redemption and liquidation rights, if any).
Depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of preferred stock as described in the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a series of preferred stock to the record holders of depositary receipts relating to that preferred stock in proportion, insofar as possible, to the number of the depositary receipts owned by those holders on the relevant record date (subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary). The preferred stock depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed will be held by the preferred stock depositary and added to and treated as part of the next sum received by such preferred stock depositary for distribution to record holders of depositary shares then outstanding.
In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary shares entitled thereto, in proportion to the number of such depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the public or private sale of such property and distribution of the net proceeds therefrom to holders of depositary shares.
The amount so distributed to record holders of depositary receipts in any of the foregoing cases will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.
The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares.

Redemption of Depositary Shares
If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from redemption, in whole or in part, of such class or series of preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and other amounts per share, if any, payable in respect of such class or series of preferred stock. Whenever we redeem preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined to be equitable by the preferred stock depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares with respect to those depositary shares will cease, except the right to receive the redemption price upon that redemption.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to record holders of the depositary receipts evidencing the depositary shares of such class or series of preferred stock. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the related class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by those depositary shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing those shares of preferred stock. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is taken in good faith and does not result from the negligence or willful misconduct of the preferred stock depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of related preferred stock as set forth in the related prospectus supplement.
Conversion and Exchange of Preferred Stock
If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable prospectus supplement relating thereto, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by those depositary receipts pursuant to the terms thereof.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the preferred stock depositary. However, amendments, if any, which materially and adversely alter the rights of holders of depositary receipts or that would be materially and adversely inconsistent with the rights of holders of the underlying preferred stock, will be ineffective unless the amendment has been approved by holders of at least a majority of the depositary shares then outstanding under the deposit agreement. Every holder of outstanding depositary receipts at the time the amendment, if any, becomes effective will be deemed, by continuing to hold its depositary receipts, to consent to the amendment and to be bound by the applicable deposit agreement as amended thereby.

We may terminate a deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each class or series of preferred stock subject to the deposit agreement consents to its termination, whereupon the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by those depositary receipts, together with any other property held by the preferred stock depositary with respect to those depositary receipts. Additionally, a deposit agreement will automatically terminate if:
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all outstanding depositary shares related thereto have been redeemed;

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there has been a final distribution in respect of the preferred stock underlying those depositary shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts; or

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each share of related preferred stock has been converted into our capital stock not so represented by depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the preferred stock depositary’s fees and charges in connection with the initial deposit of the preferred stock and initial issuance of depositary receipts and any redemption or conversion of the preferred stock. Holders of depositary receipts will pay all other transfer and other taxes, governmental charges and fees and charges of the preferred stock depositary that are not expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
A preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove any preferred stock depositary. Any such resignation or removal will take effect upon the appointment of a successor preferred stock depositary and that successor preferred stock depositary’s acceptance of the appointment. The successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Miscellaneous
The preferred stock depositary will forward all reports and communications which we deliver to the preferred stock depositary and which we are required or otherwise determine to furnish to holders of the preferred stock.
Neither we nor any preferred stock depositary will be liable if we are or it is prevented or delayed by law or any circumstance beyond our or its control in performing our or its obligations under a deposit agreement. Our obligations and the obligations of any preferred stock depositary under a deposit agreement will be limited to performing in good faith our and its respective duties thereunder (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct excepted. We and any preferred stock depositary will not be obligated under the deposit agreement to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of any preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed and presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may elect to offer warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the warrants we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of warrants.
General
We may issue warrants to purchase common stock, preferred stock, depositary shares, debt securities or any combination thereof, which we refer to in this prospectus, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants will be issued;

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the currency or currencies in which the price of the warrants may be payable;

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the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

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the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);

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whether the warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

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if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;

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if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Amendments and Supplements to Warrant Agreement
The warrant agreement for a series of warrants may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may elect to offer stock purchase contracts and/or stock purchase units from time to time. The following description summarizes the general terms and provisions of the stock purchase contracts and/or stock purchase units that we may offer pursuant to this prospectus. The specific terms relating to any stock purchase contracts and/or stock purchase units that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific stock purchase contracts and/or stock purchase units offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable stock purchase contract or stock purchase unit agreement, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of those stock purchase contracts or stock purchase units, as well as, if applicable, any collateral arrangements or depositary arrangements relating to those stock purchase contracts or stock purchase units.
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events. The stock purchase contracts may be issued separately or as a part of units, which we refer to as stock purchase units, consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including United States Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may elect to offer subscription rights from time to time. The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable prospectus supplement.
General
We may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:
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the title of the subscription rights;

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the securities for which the subscription rights will be exercisable;

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the exercise price for the subscription rights;

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the number of the subscription rights issuable to each stockholder;

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the extent to which the subscription rights will be transferable;

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the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

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the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;

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if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

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any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, depositary shares, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or preferred stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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any material provisions of the governing unit agreement that differ from those described above; and

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whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units.

PLAN OF DISTRIBUTION
We may sell the securities of or within any series to or through agents, underwriters, dealers, direct sales, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:
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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten, purchased or placed by each of them;

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the public offering price of the securities and the proceeds to us;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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terms and conditions of the offering;

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any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Agents
We may use agents to sell securities. We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. Our agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.
Underwriters
We may sell securities to underwriters. If we use underwriters, the underwriters will acquire the securities for their own account, including without limitation through underwriting, purchase, security lending, repurchase or other agreements with us. Unless we tell you otherwise in the applicable prospectus supplement, the underwriters may resell those securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.
Dealers
We may use a dealer to sell the securities. If we use a dealer, we, as principal, will sell the securities to the dealer who will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.
Direct Sales
We may solicit directly offers to purchase the securities, and we may sell securities directly to purchasers without the involvement of agents, underwriters or dealers. We will describe the terms of our direct sale in the applicable prospectus supplement.

Other Means of Distribution
Securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as our agents in connection with a remarketing of such securities following their purchase or redemption or otherwise. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4).
We may authorize our agents, dealers and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
With or without the involvement of agents, underwriters, dealers, direct sales, remarketing firms or other third parties, we may utilize the Internet or other electronic bidding or ordering systems for the pricing and allocation of securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us. The use of such a system may affect the price or other terms at which such securities are sold. The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in the applicable prospectus supplement how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the obligations of any agent, underwriter, dealer, direct sales or remarketing firm with respect to the auction or ordering system.
Derivative Transactions and Hedging
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

General Information
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in an offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in an offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.
Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of the securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
Unless the applicable prospectus supplement states otherwise, each series of securities will be a new issue of securities and will have no established trading market, other than our common stock which is traded on the Nasdaq Global Select Market as of the date of this prospectus. We may elect to list any other series of securities on any exchange or market, but we are not obligated to do so. Any underwriters to whom the securities are sold for a public offering may make a market in those securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of, or the trading market for, any of the securities.
Any agents, underwriters, dealers, direct sales, remarketing firms and third parties may be customers of, engage in transactions with, or perform services for, us in the ordinary course of their business. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter, dealer, agent, remarketing firm or third party.
LEGAL MATTERS
Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for Hertz Global by Davis Polk & Wardwell LLP, New York, New York, and for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Hertz Global Holdings, Inc. appearing in Hertz Global Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Hertz Global Holdings, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Hertz Global Holdings, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
Subscription Rights
Units
PROSPECTUS
May 14, 2025

PROSPECTUS
Hertz Global Holdings, Inc.
Up to $250,000,000
Common Stock

We have entered into an equity distribution agreement, or the Equity Distribution Agreement, with Jefferies LLC, Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC and Truist Securities, Inc. (collectively, the “Agents”), dated May 14, 2025, relating to the sale of shares of our common stock, $0.01 par value per share, offered by this prospectus. In accordance with the terms of the Equity Distribution Agreement, under this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time through the Agents, acting as our agents.
Sales of shares of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Global Select Market, or Nasdaq, or any other existing trading market for our common stock, in block transactions, or as otherwise agreed upon by us and the Agents or any other method permitted by applicable law. None of the Agents are required to sell any specific number or dollar amount of shares of our common stock, but each will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the Equity Distribution Agreement. See “Plan of Distribution” beginning on page 20 for additional information regarding the compensation to be paid to the Agents.
In connection with the sale of shares of our common stock on our behalf, each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of such Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.
Shares of our common stock trade on Nasdaq under the symbol “HTZ.” On May 13, 2025, the last sale price of our common stock as reported on Nasdaq was $5.77 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Jefferies	Barclays	BMO Capital Markets
BNP PARIBAS	CIBC Capital Markets	Citizens Capital Markets
Credit Agricole CIB	Deutsche Bank Securities	Goldman Sachs & Co. LLC
J.P. Morgan Regions Securities LLC	Morgan Stanley	RBC Capital Markets Truist Securities
The date of this prospectus is May 14, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. Under this prospectus, we may from time to time sell shares of our common stock having an aggregate offering price of up to $250,000,000, at prices and on terms to be determined by market conditions at the time of the offering.
Before buying any of the common stock that we are offering, we urge you to carefully read both this prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus filed by us with the SEC. We have not, and the Agents have not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
In this prospectus, the term “Hertz Global,” “we,” “us” and “our” refer to Hertz Global Holdings, Inc., and its consolidated subsidiaries, unless the context otherwise requires or indicates.

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TRADEMARKS
We have proprietary rights to a number of trademarks used in this prospectus that are important to our business, including, by way of example and without limitation, Hertz, Dollar and Thrifty. Solely for convenience, trademark and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

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FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus and in reports we subsequently file with the SEC on Forms 10-K and 10-Q and file or furnish on Form 8-K, and in related comments by our management, include “forward-looking statements.” Forward-looking statements are identified by words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” “guidance” or similar expressions, and include information concerning our liquidity, our results of operations, our business strategies, economic and industry conditions and other information. These forward-looking statements are based on certain assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors. We believe these judgments are reasonable, but you should understand that these forward-looking statements are not guarantees of future performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K.
Important factors that could affect our actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things, those that may be disclosed from time to time in reports filed with or furnished to the SEC, those described in this prospectus under “Risk Factors” and the following, which also summarizes the principal risks of our business:
•
mix of program and non-program vehicles in our fleet, which can lead to increased exposure to residual value risk upon disposition;

•
the potential for residual values associated with non-program vehicles in our fleet to decline, including suddenly or unexpectedly, or fail to follow historical seasonal patterns;

•
our ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including upon any disruptions in the global supply chain;

•
our ability to effectively dispose of vehicles, at the times and through the channels, that maximize our returns;

•
the age of our fleet and its impact on vehicle carrying costs and customer service scores, as well as on our ability to sell vehicles at acceptable prices and times;

•
disruptions in the supply chain, including in connection with any increases in tariffs or changes in tariff policies or trade agreements;

•
whether a manufacturer of our program vehicle fulfills its repurchase obligations;

•
the frequency or extent of manufacturer safety recalls;

•
levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;

•
seasonality and other occurrences that disrupt rental activity during our peak periods, including in critical geographies;

•
our ability to accurately estimate future levels of rental activity and adjust the number, location and mix of vehicles used in our rental operations accordingly;

•
our ability to implement our business strategy or strategic transactions, including our ability to implement plans to support a modern mobility ecosystem;

•
our ability to achieve cost savings and normalized depreciation levels, as well as revenue enhancements from our profitability initiatives and other operational programs;

•
our ability to adequately respond to changes in technology impacting the mobility industry;

•
significant changes in the competitive environment and the effect of competition in our markets on rental volume and pricing;

•
our reliance on third-party distribution channels and related prices, commission structures and transaction volumes;

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•
our ability to offer services for a favorable customer experience, and to retain and develop customer loyalty and market share;

•
our ability to maintain our network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;

•
our ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;

•
our ability to attract and retain effective front-line employees, senior management and other key employees;

•
our ability to effectively manage our union relations and labor agreement negotiations;

•
our ability to manage and respond to cybersecurity threats and cyber attacks on our information technology systems or those of our third-party providers;

•
our ability, and that of our key third-party partners, to prevent the misuse or theft of information we possess, including as a result of cyber attacks and other security threats;

•
our ability to evaluate, maintain, upgrade and consolidate our information technology systems;

•
our ability to comply with current and future laws and regulations in the U.S. and internationally regarding data protection, data security and privacy risks;

•
risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws, and our ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;

•
risks relating to tax laws, including those that affect our ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;

•
our ability to utilize our net operating loss carryforwards;

•
our exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise, including material litigation;

•
the potential for adverse changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to environmental matters, optional insurance products or policies, franchising and licensing matters, the ability to pass-through rental car related expenses or taxes, among others, that affect our operations, our costs or applicable tax rates;

•
the risk of an impairment of our long-lived assets, which risk could be impacted by, among other things, the timing of our fleet rotation;

•
our ability to recover our goodwill and indefinite-lived intangible assets when performing impairment analysis;

•
the potential for changes in management’s best estimates and assessments;

•
our ability to maintain an effective compliance program;

•
the availability of earnings and funds from our subsidiaries;

•
our ability to comply, and the cost and burden of complying, with corporate and social responsibility regulations or expectations of stakeholders, and otherwise advance our corporate responsibility priorities;

•
the availability of additional, or continued sources, of financing at acceptable rates for our revenue earning vehicles and to refinance our existing indebtedness, and our ability to comply with the covenants in the agreements governing our indebtedness;

•
the extent to which our consolidated assets secure our outstanding indebtedness;

•
volatility in our share price, our ownership structure and certain provisions of our charter documents, which could, among other things, negatively affect the market price of our common stock;

•
our ability to implement an effective business continuity plan to protect the business in exigent circumstances;

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•
our ability to effectively maintain effective internal control over financial reporting; and

•
our ability to execute strategic transactions.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks related to this offering discussed under “Risk Factors” beginning on page 8 of this prospectus, along with the other risk factors, our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus or any applicable prospectus supplement.
Overview
Hertz Holdings was incorporated in Delaware in 2015 to serve as the top-level holding company for Rental Car Intermediate Holdings, LLC, which wholly owns The Hertz Corporation (“Hertz”), Hertz Global’s primary operating company. Hertz was incorporated in Delaware in 1967 and is a successor to corporations that have been engaged in the vehicle rental and leasing business since 1918.
We operate our vehicle rental business globally primarily through the Hertz, Dollar and Thrifty brands from company-operated and franchisee locations in the United States, Europe, Africa, Asia, Australia, Canada, the Caribbean, Latin America, the Middle East and New Zealand. We also sell vehicles through Hertz Car Sales.
Corporate Information
We maintain our principal executive offices at 8501 Williams Road, Estero, Florida 33928, and our telephone number is (239) 301-7000. Our website address is www.hertz.com. The information contained on our website or that can be accessed through our website is not part of, and is not incorporated by reference into, this prospectus, and you should not consider it part of this prospectus.

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THE OFFERING
Common stock offered by us
Shares of common stock having an aggregate offering price of up to $250,000,000.
Common stock to be outstanding after this offering
Up to 351,304,457 shares of common stock, assuming sales of 43,327,556 shares of our common stock in this offering at an offering price of $5.77 per share, which was the last reported sale price of our common stock on Nasdaq on May 13, 2025. The actual number of shares issued will vary depending on the actual sales price of shares sold pursuant to this offering.
Plan of Distribution
“At the market offering” that may be made from time to time through the Agents. None of the Agents are required to sell any specific number or dollar amount of shares of our common stock, but each will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. See “Plan of Distribution.”
Use of Proceeds
We currently intend to use the net proceeds from this offering to retire outstanding indebtedness, subject to market conditions. See “Use of Proceeds.”
Nasdaq symbol
“HTZ.”
Risk Factors
You should read the “Risk Factors” section of this prospectus, as well as those risks and uncertainties identified in the documents incorporated by reference in this prospectus or any applicable prospectus supplement, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, for a discussion of factors to consider carefully before deciding to purchase our common stock.
Unless we indicate otherwise, all information in this prospectus is based on 307,976,901 shares of common stock outstanding as of March 31, 2025, and excludes as of that date, approximately 64,895,711 shares of our common stock reserved for issuance under our equity incentive plans of which there were (i) 26,741,400 shares authorized and available for future grants under our equity incentive plans, (ii) outstanding options to purchase 1,653,338 shares at a weighted average exercise price of $26.17 per share, (iii) 30,311,392 shares underlying outstanding restricted stock units, (iv) 5,914,581 performance stock units outstanding and (v) approximately 275,000 outstanding shares of deferred stock units.

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RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are incorporated by reference in this prospectus or any applicable prospectus supplement in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus or any applicable prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. Please also read carefully the section titled “Forward-Looking Statements.”
Additional Risks Related to This Offering
The price of our common stock has and may continue to fluctuate significantly, which could negatively affect us and holders of our common stock.
The market price of our common stock has and may continue to fluctuate significantly as a result of many factors, including many that are outside of our control. These risks include those described or referred to in this “Risk Factors” section and in the other documents incorporated herein by reference as well as, among other things:
•
our operating and financial performance and prospects;

•
our successful execution of our business strategy, including with respect to our ongoing fleet rotation;

•
sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares of common stock intend to sell;

•
our ability to repay our debt;

•
adverse market reactions to any additional debt we incur in the future;

•
our credit ratings;

•
our access to financial and capital markets to refinance our debt or replace the existing credit facilities;

•
investor perceptions of us and the industry and markets in which we operate;

•
our dividend policy;

•
future sales of equity or equity-related securities;

•
announcements and actions filed by third parties of significant claims or proceedings against us;

•
issuances of new or updated research reports by security or industry analysts, or those analysts not publishing or ceasing to publish reports about us, our industry or our market;

•
speculative trading activities by third parties, driven by, among other things, social media coverage;

•
changes in, or results that vary from, earnings estimates or buy/sell recommendations by analysts;

•
additions or departures of key management personnel; and

•
general financial, domestic, economic and other market conditions.

In addition, stock markets experience significant price and volume fluctuations from time to time that are not related to the operating performance of particular companies. These market fluctuations may have a material adverse effect on the share price of our common stock.

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If you purchase shares of common stock in this offering, you may suffer immediate and substantial dilution of your investment.
The shares sold in this offering will be sold from time to time at various prices. The price per share of our common stock sold in this offering may, at the time of sale, exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common stock in this offering, you will incur further dilution.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
The actual number of any shares we may issue and gross proceeds resulting from those sales, at any one time or in total, is uncertain.
Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sale order to one of the Agents designated by us at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by such Agent after the delivery of any sale order will fluctuate based on the market price of our common stock during the sale period and limits we set with such Agent in any order to sell shares, and the demand for our common stock during the sale period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sale period, it is not possible at this stage to predict the gross proceeds to be raised in connection with those sales or the number of shares, if any, that will be ultimately issued.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and subject to the final determination by our board of directors or any restrictions we may place in any applicable sale order, there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of sales made at prices lower than the prices they paid.
Our ability to utilize our net operating loss carryforwards may be substantially limited as a result of an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended.
As of December 31, 2024, we had approximately $1.1 billion of tax-effected U.S. federal net operating loss carryforwards (“NOLs”) for U.S. federal tax purposes, which do not expire under current law. We also had as of that date approximately $320 million of federal tax credits (which begin expiring in 2042) and approximately $305 million of tax-effected interest expense carryforwards (which do not expire under current law). Under U.S. federal income tax law, we generally would be able to use our NOLs to offset up to 80% of our ordinary taxable income in a taxable year, certain tax credits to offset up to 75% of our combined regular and minimum tax in a taxable year and interest expense to offset up to 30% of our taxable income in a given year (subject to certain adjustments), thereby reducing our U.S. federal income tax liability.
The rate at which we are able to utilize our NOLs will become subject to a limitation that can be very significant if we experience an “ownership change,” as determined under Section 382 of the Internal Revenue Code. A Section 382 ownership change generally occurs if one or more stockholders or groups of

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stockholders who are deemed to own at least 5% of our common stock collectively increase their ownership by more than 50 percentage points, determined by reference to their lowest respective ownership percentages within a rolling three-year period. If an ownership change occurs, Section 382 generally would impose an annual limit on the amount of post-ownership change taxable income that may be offset with pre-ownership change NOLs equal to the product of the total value of our outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the U.S. federal long-term tax-exempt interest rate in effect at the time of the ownership change, with certain applicable adjustments (including for certain net unrealized built-in gains at the time of the ownership change, if any). A number of special and complex rules apply in calculating this Section 382 limitation. An ownership change could also limit the use of our tax credits and interest expense carryforwards.
There is a risk that a Section 382 ownership change may occur as a result of our capital raising efforts, acquisitions of our stock by 5% shareholders or both such events. Limitations imposed on our ability to use NOLs and other tax attributes to offset future taxable income may cause U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect. While our NOLs and interest expense carryforwards may be carried forward indefinitely, an ownership change could cause certain other tax attributes, including our tax credits, to expire unused. Similar rules and limitations may apply for state and foreign income tax purposes. If we experience an ownership change, it is possible that the use of a significant portion of our tax attributes could therefore be limited for future use.
We do not intend to pay dividends in the foreseeable future.
We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock will provide a return to stockholders for the foreseeable future.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. It is possible that we could issue and sell additional shares of our common stock in the public markets. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

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USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $250,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Equity Distribution Agreement as a source of financing.
We currently intend to use the net proceeds from this offering payable to us to retire outstanding indebtedness, subject to market conditions.

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DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock and provisions of our second amended and restated certificate of incorporation (“Certificate of Incorporation”) and third amended and restated by-laws (the “Bylaws”) are summaries of their material terms and provisions and are qualified in their entirety by reference to such complete documents, copies of which are publicly available through our filings with the SEC. See “Where You Can Find Additional Information and Incorporation by Reference.”
Overview
Our Certificate of Incorporation authorizes 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2025, 307,976,901 shares of our common stock were outstanding and no shares of preferred stock were outstanding.
Common Stock
Dividend Rights.   Subject to limitations under Delaware law, preferences that may apply to any outstanding shares of preferred stock, and contractual restrictions, holders of our common stock are entitled to receive ratably dividends or other distributions when and if declared by the board of directors. In addition to such restrictions, whether any future dividends are paid will depend on decisions that will be made by the board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects. The ability of the board of directors to declare dividends also will be subject to the rights of any holders of outstanding shares of our preferred stock and the availability of sufficient funds under the General Corporation Law of the State of Delaware (“DGCL”) to pay dividends.
Liquidation Rights.   In the event of any liquidation, dissolution or winding up of Hertz, the holders of our common stock will be entitled to share in the net assets of Hertz available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding class of our preferred stock.
Preemptive Rights.   Pursuant to our Certificate of Incorporation, the holders of our common stock have no preemptive rights.
Voting Rights.   Subject to the rights of the holders of any series of our preferred stock, each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. The holders of our common stock will not have cumulative voting rights.
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “HTZ.” Computershare, Inc. is the transfer agent for our common stock.
Preferred Stock
Under our Certificate of Incorporation, our board of directors has the authority, without further vote or action by the stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the number of shares of any class or series of preferred stock and to determine its voting powers, designations, preferences or other rights and restrictions. The issuance of preferred stock could adversely affect the rights of holders of common stock or impede the completion of a merger, tender offer or other takeover attempt.
Certain Anti-Takeover Effects of our Certificate of Incorporation, Bylaws and Delaware Law
Delaware Business Combinations Statute.   We have elected not to be governed by Section 203 of the DGCL regulating corporate takeovers that, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with an “interested stockholder” (as defined below) for a period of three years following the time that such stockholder became an interested stockholder. Section 203 of the DGCL defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer pledge or other disposition of 10% or more of the assets of the corporation in a transaction involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of

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the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.
Board of Directors.   Our Certificate of Incorporation and our Bylaws provide that the number of directors will be fixed by the board of directors from time to time. Our board of directors is classified into three classes of directors and, as a result, in most circumstances, a person can gain control of our board by successfully engaging in a proxy contest at two or more annual meetings. Under our Bylaws, at all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast will be sufficient to elect a director. Under our Certificate of Incorporation and our Bylaws, a vote of a majority of all the outstanding capital stock entitled to vote at an election of directors is required to remove a director but only for cause, and the Board may fill the resulting vacancy, except that whenever the holders of one or more series of the preferred stock have the right, voting separately by class or series, to nominate or elect one or more directors, the removal of such directors will be governed by the terms of such series of the preferred stock as set forth in our Certificate of Incorporation. Vacancies resulting from newly created directorships by reason of an increase in the size of the board of directors or from death, resignation, retirement, disqualification, removal or other cause will be filled by a majority vote of the board of directors, even if less than quorum, or by a sole remaining director (and not stockholders). These provisions may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by this removal with its own nominees.
Advance Notice Procedures.   Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at a meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws will not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.
Action by Written Consent; Special Meetings of Stockholders.   Our Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Certificate of Incorporation and our Bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called at any time only by or at the direction of our board of directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Company would have if there were no vacancies; or by one or more stockholders holding not less than 25% of the voting power of all shares of the Company entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of our board of directors for that purpose, must be called by 50% or more of the voting power of all shares of the Company entitled to vote), who shall demand such special meeting by written notice given to our Board of directors specifying the purpose or purposes of such meeting.
Authorized but Unissued Shares.   Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to the rules and regulations of any applicable stock exchange or similar rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

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Limitations on Directors’ Liability.   Our Certificate of Incorporation contains a provision eliminating the personal liability of our directors to us or any of its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by applicable law.
Indemnification of Officers and Directors.   Our Certificate of Incorporation and our Bylaws contain provisions generally providing for indemnification and prepayment of expenses to our directors and officers to the fullest extent permitted by applicable law.
Business Opportunities.   In recognition that our investors and their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries may serve as our directors and/or officers and that our investors may engage in similar activities or lines of business that we do, our Certificate of Incorporation provides for the allocation of certain business opportunities between us and our investors. Specifically, none of our investors or any officer, director, agent, stockholder, member, partner or affiliate of an investor has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any investor acquires knowledge of a potential transaction or matter which may be a business opportunity for itself and us, we will not have any expectancy in such business opportunity, and the investor will not have any duty to communicate or offer such business opportunity to us and may pursue or acquire such business opportunity for itself or direct such opportunity to another person. In addition, if a director or officer of us who is also an officer, director, agent, stockholder, member, partner or affiliate of any investor acquires knowledge of a potential transaction or matter which may be a business opportunity for us and an investor, we will not have any expectancy in such business opportunity unless such business opportunity is expressly offered to such person solely in his or her capacity as a director or officer of us.
No such person shall be liable to us or any of our subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us or our subsidiaries.
These provisions of our Certificate of Incorporation are permitted by Section 122 of the DGCL, and, accordingly, we and all of our stockholders are subject to them.
Transactions with Interested Directors or Officers.   The DGCL provides that a contract or transaction in which one or more of our directors or officers has a financial interest will not be void or voidable solely because a director or officer is interested, or solely because the director or officer is present at or participates in the meeting which authorizes the contract or transaction, or solely because such person’s votes are counted for such purpose if:
•
the material facts as to such person’s or persons’ relations or interest as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors, even though the number of disinterested directors may be less than a quorum; or

•
the material facts as to such person’s or person’s relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

•
the contract or transaction is fair as to us as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

Exclusive Forum
Our Certificate of Incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware (together with the Court of Chancery, the “Delaware Courts” and, individually, a “Delaware Court”)) will be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action

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or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws, (d) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery, or (e) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (e) above, any claim (i) as to which such Delaware Court determines that there is an indispensable party not subject to the jurisdiction of such Delaware Court (and the indispensable party does not consent to the personal jurisdiction of such Delaware Court within ten days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Courts, or (iii) for which the Delaware Courts do not have subject matter jurisdiction.
Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. In addition, our Certificate of Incorporation provides that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the foregoing provisions. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

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MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF OUR COMMON STOCK
The following are the material U.S. federal income and estate tax consequences of your ownership and disposition of our common stock acquired in this offering if you are a “non-U.S. holder” (as defined below) that holds our common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the exceptions set forth below, you are a non-U.S. holder if for U.S. federal income tax purposes you are a beneficial owner of our common stock and you are:
•
a nonresident alien individual;

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a foreign corporation; or

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a foreign estate or trust.

You are not a non-U.S. holder, however, if you are a nonresident alien individual who is present in the United States for 183 days or more in the taxable year in which you sell any shares of our common stock or if you are a former citizen, former resident or expatriate of the United States for U.S. federal income tax purposes, in which event you should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock.
This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, as well as differing tax consequences that may apply if you are, for instance:
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a financial institution;

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an insurance company;

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a “passive foreign investment company”;

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a “controlled foreign corporation”;

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a tax-exempt entity;

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a partnership for U.S. federal income tax purposes; or

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a person who directly, indirectly or constructively owns 5 percent or more of our equity.

If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership holding our common stock or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences to you of owning and disposing of our common stock.
This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary, and proposed Treasury Regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect. This summary does not address any aspect of state, local or non-U.S. taxation, any minimum tax consequences, any Medicare contribution tax consequences, the application of Section 451 of the Code with respect to conforming the timing of income accruals to financial statements or any taxes other than U.S. federal income and estate taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Dividends
In general, distributions paid on our common stock, other than one of certain pro rata distributions of our common stock, will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that these distributions exceed our current or accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will first reduce, your basis in our common stock, but not

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below zero, and any excess will be treated as gain from the sale of such stock, as described below under “— Gain on Disposition of Our Common Stock.”
Distributions taxable to you as dividends generally will be subject to withholding of U.S. federal tax (currently at a rate of 30%) unless you provide to the applicable withholding agent an appropriate Internal Revenue Service (“IRS”) Form W-8 documenting your entitlement to an exemption from, or a reduced rate of, withholding tax.
If you receive dividend payments on our common stock that are “effectively connected” with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. However, you will not be subject to U.S. federal withholding on these dividends, as long as you provide an IRS Form W-8ECI to the applicable withholding agent. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Gain on Disposition of Our Common Stock
Subject to the discussions below regarding FATCA and backup withholding, you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), or

•
we are or have been a “United States real property holding corporation” (a “USRPHC”) as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever is shorter. We believe we are not and do not anticipate becoming a United States real property holding corporation.

If you recognize gain on a sale or other disposition of our common stock that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the gain in the same manner as a U.S. person. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Information Reporting and Backup Withholding
Information returns are required to be filed with the IRS in connection with payments of dividends on our common stock. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. You may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. The certification procedures required to claim a reduction or exemption from withholding tax on dividends described above will avoid backup withholding as well. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
U.S. Federal Estate Tax
If you are an individual non-U.S. person or an entity the property of which is potentially includible in an individual non-U.S. person’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by a non-U.S. individual and with respect to which the individual has retained certain interests or powers),

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absent an applicable treaty exemption, our common stock will be treated as U.S.-situs property and potentially subject to U.S. federal estate tax.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). Under proposed U.S. Treasury regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued, FATCA withholding will not apply to the gross proceeds from any sale or disposition of our common stock. If a dividend payment is both subject to withholding under FATCA and subject to the 30% withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your tax adviser regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

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DIVIDEND POLICY
We have paid no cash dividends on our common stock and we have no current intention of doing so. Any future determination to pay cash dividends will be at the discretion of our board of directors, subject to applicable limitations under Delaware law, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

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PLAN OF DISTRIBUTION
We have entered into the Equity Distribution Agreement with Jefferies LLC, Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC and Truist Securities, Inc. (collectively, the “Agents”), dated May 14, 2025, relating to the sale of shares of our common stock, $0.01 par value per share, offered by this prospectus. In accordance with the terms of the Equity Distribution Agreement, under this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time through the Agents, acting as our agents. Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through Nasdaq, or any other existing trading market for our common stock, in block transactions, or as otherwise agreed upon by us and the Agents or any other method permitted by applicable law.
Each time we wish to issue and sell common stock under the Equity Distribution Agreement, we will notify one of the Agents designated by us of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such Agent, unless such Agent declines to accept the terms of the notice, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of common stock up to the amount specified on such terms. Any offer to sell, any solicitation of an offer to buy, or any sales of shares of common stock by us will be effected by or through only one Agent on any trading day. The obligations of the Agents under the Equity Distribution Agreement to sell our common stock are subject to a number of conditions that we must meet.
The Agents will provide written confirmation to us following the close of trading on the Nasdaq each day in which shares of our common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares of common stock sold on such day, the gross proceeds to us and the compensation payable by us to the Agents in connection with the sales. We will report in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at least quarterly the number of shares sold through the Agents under the Equity Distribution Agreement, the net proceeds to us from the sales of the shares and the aggregate compensation of the Agents in connection with such sales.
We will pay the applicable Agent commissions for their services in acting as agents in the sale of our shares. The Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agents for certain specified expenses, including for the fees and disbursements of their legal counsel incurred in connection with the execution of the Equity Distribution Agreement, in addition to certain ongoing fees and disbursements of their legal counsel, which together with commissions paid to the Agents will not exceed 8% of the total public offering amount.
We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the Equity Distribution Agreement, will be approximately $900,000.
Settlement for sales of common stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent designated by us in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and such Agent agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of shares of our common stock on our behalf, any Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of any Agent may

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be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.
The offering pursuant to the Equity Distribution Agreement will terminate upon the termination of the Equity Distribution Agreement as permitted therein.
The Agents and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Agents and their affiliates have, from time to time, provided, and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees. For example, affiliates of Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC and Truist Securities, Inc. act as lenders and/or agents under our existing credit facilities. As such, affiliates of certain of the Agents could receive a pro rata portion of the net proceeds from this offering. To the extent required by Regulation M, the Agents will not engage in any stabilization activity in connection with our common stock while the offering is ongoing under this prospectus.
In the ordinary course of its various business activities, the Agents and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Agents and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

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LEGAL MATTERS
The validity of the common stock being offered by this prospectus will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The Agents are being represented in connection with this offering by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The consolidated financial statements of Hertz Global Holdings, Inc. appearing in Hertz Global Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024 and the effectiveness of Hertz Global Holdings, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.hertz.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), filed with the SEC on February 18, 2025 (excluding solely, for the avoidance of doubt, the consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income (loss), consolidated statements of changes in stockholder’s equity (deficit) and consolidated statements of cash flows of The Hertz Corporation appearing on pages 90 – 95 of the 2024 Annual Report and the related reports of independent registered public accounting firm of Ernst & Young LLP appearing on pages 80 – 83 of the 2024 Annual Report);

22

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 (the “2025 Q1 Quarterly Report”) filed with the SEC on May 12, 2025 (excluding solely, for the avoidance of doubt, the condensed consolidated balance sheets, condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss), condensed consolidated statements of changes in stockholder’s equity (deficit) and condensed consolidated statements of cash flows of The Hertz Corporation appearing on pages 8 – 13 of the 2025 Q1 Quarterly Report);

•
the portions of our Proxy Statement on Schedule 14A filed with the SEC on April 8, 2025 incorporated by reference into the 2024 Annual Report; and

•
our Current Reports on Form 8-K filed with the SEC on March 12, 2025, March 18, 2025, March 24, 2025 and May 9, 2025.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address and telephone number:
Hertz Global Holdings, Inc.
8501 Williams Road
Estero, Florida 33928
Attention: Legal Department
(239) 301-7000
Documents may also be available on our website at http://www.hertz.com. Information contained on our website does not constitute part of this prospectus.

23

Hertz Global Holdings, Inc.
Up to $250,000,000
Common Stock
PROSPECTUS
Jefferies	Barclays	BMO Capital Markets
BNP PARIBAS	CIBC Capital Markets	Citizens Capital Markets
Credit Agricole CIB	Deutsche Bank Securities	Goldman Sachs & Co. LLC
J.P. Morgan	Morgan Stanley	RBC Capital Markets
Regions Securities LLC	Truist Securities
May 14, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following table sets forth the aggregate estimated expenses, other than underwriting discounts and commissions, currently anticipated to be payable by the registrant in connection with the sale of the securities being registered hereby.
SEC registration fee	$	**
Printing and engraving expenses		*
Blue sky fees and expenses		*
Legal fees and expenses		*
Accounting fees and expense		*
Miscellaneous fees and expense		*
Total		*

*
These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

**
In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the SEC registration fee for the securities offered under this registration statement other than the SEC registration fee of $38,275 due in connection with the $250,000,000 of our common stock that may be issued and sold from time to time under an Equity Distribution Agreement with Jefferies LLC, Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC and Truist Securities, Inc.

Item 15.
Indemnification of Directors and Officers.

Hertz Global is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

Article VIII of our Certificate of Incorporation provides that a director of Hertz Global shall not be personally liable to Hertz Global or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. Article VIII of our Certificate of Incorporation and Article VIII of our Bylaws provide for indemnification of the officers and directors of Hertz Global to the fullest extent permitted by the DGCL.
The foregoing is only a general summary of certain aspects of Delaware law and our organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of our Certificate of Incorporation and Bylaws.
We have obtained directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.
We have entered into indemnification agreements with each of our directors providing the directors contractual rights to indemnification, expense advance provided by our Bylaws, and contractual rights to additional indemnification as provided in the applicable indemnification agreement.
Item 16.
Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
1.2*	Form of Underwriting Agreement for Debt Securities.
1.3*	Form of Underwriting Agreement for Depositary Shares.
1.4	Equity Distribution Agreement, dated as of May 14, 2025, by and between Hertz Global Holdings, Inc. and Jefferies LLC, Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC and Truist Securities, Inc.
3.1	Second Amended and Restated Certificate of Incorporation of Hertz Global Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665) and The Hertz Corporation (File No. 001-07541), as filed on July 7, 2021).
3.2	Third Amended and Restated Bylaws of Hertz Global Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665) and The Hertz Corporation (File No. 001-07541), as filed on December 13, 2024).
4.1	Form of Indenture (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (Registration No. 333-231878) of Hertz Global Holdings, Inc., as filed on May 31, 2019).
4.2*	Form of Debt Security.
4.3*	Form of Deposit Agreement (including terms of Depositary Shares to be issued thereunder).
4.4*	Form of Warrant Agreement (including form of Warrant).
4.5*	Form of Certificate of Designation (including Form of Preferred Stock Certificate).
4.6*	Form of Stock Purchase Contract (including Form of Stock Purchase Contract Certificate).
4.7*	Form of Stock Purchase Unit Agreement (including Form of Stock Purchase Unit Certificate).
4.8*	Form of Subscription Rights Certificate.
4.9*	Form of Unit Agreement (including Form of Unit Certificate).
5.1	Opinion of Davis Polk & Wardwell LLP relating to the base prospectus.
5.2	Opinion of Davis, Polk & Wardwell LLP relating to the equity distribution agreement prospectus.
23.1	Consent of Ernst & Young LLP for Hertz Global Holdings, Inc.

Exhibit Number	Description of Exhibit
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature page to the Registration Statement).
25.1**	Statement of Eligibility of Trustee on Form T-1, as Trustee under the Indenture.
107	Filing Fee Table.

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**
Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.
Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lee County, Florida on May 14, 2025.
HERTZ GLOBAL HOLDINGS, INC.
(Registrant)
By:
/s/ Scott M. Haralson

Name:
Scott M. Haralson

Title:
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Gil West and Scott M. Haralson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
/s/ W. Gil West W. Gil West	Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2025
/s/ Scott M. Haralson Scott M. Haralson	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 14, 2025
/s/ Francis S. Blake Francis S. Blake	Director	May 14, 2025
/s/ Lucy Clark Dougherty Lucy Clark Dougherty	Director	May 14, 2025
/s/ Colin Farmer Colin Farmer	Director	May 14, 2025

/s/ Jennifer Feikin Jennifer Feikin	Director	May 14, 2025
/s/ Mark Fields Mark Fields	Director	May 14, 2025
/s/ Vincent J. Intrieri Vincent J. Intrieri	Director	May 14, 2025
/s/ Greg O’Hara Greg O’Hara	Director	May 14, 2025
/s/ Andrew Shannahan Andrew Shannahan	Director	May 14, 2025
/s/ Evangeline Vougessis Evangeline Vougessis	Director	May 14, 2025
/s/ Thomas Wagner Thomas Wagner	Director	May 14, 2025